                         UNITED STATES DISTRICT COURT
                         SOUTHERN DISTRICT OF FLORIDA
                                MIAMI DIVISION

AMERICAN INTERNATIONAL GROUP, INC.,
and AIGF, INC.,

      Plaintiffs,
                                                    CASE NO. 98-0247-CIV-GRAHAM
          v.                                              MAGISTRATE JUDGE DUBE

CENDANT CORPORATION and
SEASON ACQUISITION CORP.,


     Defendants.

__________________________________/


                          DEFENDANTS' MOTION TO DISMISS
                          --------------------------

         Defendants Cedant Corporation and Season Acquisition Corp., hereby move this Court pursuant to Rules 9(b), 12(b)(6) and 13(a) of the Federal Rules of Civil Procedure and the Private Securities Litigation Reform Act of 1995, to dismiss plaintiffs' complaint filed in the above-captioned action. The grounds for the relief requested are set forth in the defendants' memorandum of law filed simultaneously with this motion.

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                                                         Case No. 98-CIV-GRAHAM

Dated:  February 13, 1998
        Miami, Florida

                                            Respectfully submitted,

                                            SHUTTS & BOWEN LLP
                                            1500 Miami Center
                                            201 South Biscayne Boulevard
                                            Miami, Florida 33131
                                            Telephone: 305-358-6300
                                            Facsimile: 305-381-9982

                                            By: /s/ Robert T. Wright, Jr.
                                               ------------------------------
                                               Robert T. Wright, Jr.
                                               Florida Bar No. 185525
                                               John C. Shawde
                                               Florida Bar No. 449784

                                               Attorneys for Plaintiffs
                                               Cendant Corporation and
                                               Season Acquisition Corp.

Of Counsel:

Jonathan J. Lerner
Samuel Kadet
Seth M. Schwartz
SKADDEN, ARPS, SLATE
 MEAGHER & FLOM LLP
919 Third Avenue
New York, New York 10022
Telephone: 212-735-3000
Facsimile: 212-735-2000

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                                                         Case No. 98-CIV-GRAHAM

                            CERTIFICATE OF SERVICE
                            ----------------------

         I HEREBY CERTIFY that a ture and correct copy of the foregoing Motion to Dismiss has been served this 13th day of February, 1998, upon the following:


VIA HAND-DELIVERY TO:                       VIA FACSIMILE AND U.S. MAIN TO:
Lewis F. Murphy, Esq.                       Richard H. Klapper, Esq.
Steel, Hector & Davis LLP                   SULLIVAN & CROMWELL
Co-Counsel for AIG and AIG                  Co-Counsel for AIG and AIGF
200 South Biscayne Boulevard                125 Broad Street
First Union Financial Center, Suite 4000    New York, New York 10004-2498
Miami, Florida 33131-2398                   Facsimile: (212) 558-4000


                                            /s/ Robert T. Wright, Jr.
                                            ----------------------------------